October 13, 2009

Delivered and via e-mail

Everest Exploration Inc.
P.O. Box 1339
Corpus Christi, Texas 78409

Attention: Mr. James T. Clark

Re:
Proposed Purchase of Texas Assets of Everest Exploration Inc. by Uranium Energy Corp.

     This letter agreement (the "Agreement") is intended to set out the basis upon which Uranium Energy Corp. (the "Purchaser") is prepared to negotiate for the purchase from Everest Exploration Inc. (the "Vendor") of substantially all of the assets of the Vendor (collectively, the "Purchased Assets", as set forth herein).

     Specifically, we wish to set out the basic terms in this Agreement, if accepted by the Vendor, upon which the Purchaser is prepared to enter into a formal purchase agreement (the "Purchase Agreement", as set forth herein) between the Vendor and the Purchaser with respect to the purchase by the Purchaser of the Purchased Assets.

1. Description of Purchased Assets. The Purchaser will purchase substantially all of the assets (the "Purchased Assets") of the Vendor as at the Closing Date (as herein defined) which are described as listed in Appendix "A", which is attached hereto, and which is considered an integral part of this Agreement.

For the avoidance of doubt, the parties hereto understand and agree that the Purchased Assets shall include, but are not limited to, the following:

(a) all the real property owned or leased by the Vendor which shall include, without limitation, all uranium mining leases for the Tex-1 Uranium Project (the "TUP") and the Mt. Lucas Uranium Project (the "MLUP");

(b)

(i) the purchase of all of the furniture, fixtures, equipment and fixed assets owned by the Vendor (collectively, the "Owned Assets") as described as listed in Appendix "A-6", which is attached hereto, and which is considered an integral part of this Agreement; and

(ii) the right of the Purchaser to use, during the period of Mt. Lucas Reclamation (as herein defined), provided Purchaser shall maintain the lease and rental payments during the period of such use, the leased and rent-to-own equipment controlled by the Vendor (collectively, the "Leased and Rented Assets") as also described as listed in Appendix "A-6";

(c) all rights of the Vendor under all contracts, agreements and leases of whatever nature in respect of the South Texas Mining Venture, LLP (the "STMV"), the TUP and the MLUP, and all equipment leases as listed in Appendix "A"; and

(d) all licenses, permits, approvals, consents, registrations and other authorizations issued to or held by the Vendor in respect of the STMV, the TUP and the MLUP.

Any and all assets of the Vendor which are excluded from the Purchased Assets are described as listed in Appendix "A-1", which is attached hereto, and which is considered an integral part of this Agreement.

2. Liabilities. At and subject to closing, the Purchaser shall assume, and indemnify and hold Vendor harmless from and against, all of the liabilities of the Vendor which are described as listed in Appendix "B", which is attached hereto, and which is considered an integral part of this Agreement.

3. Purchase Price Consideration. Subject to section 4 below, in consideration for purchasing the Purchased Assets the Purchaser shall provide the following purchase price consideration (collectively, the "Purchase Price Consideration") to and for the benefit of the Vendor in the following manner and at the following times:

(a) arrange to provide the Vendor with an aggregate of U.S.$300,000 in secured funds prior to the Closing Date (as herein defined; and each being an "Initial Cash Payment" herein) in the following manner: (i) U.S.$150,000 on the acceptance date of this Agreement; and (ii) an additional U.S.$150,000 within 30 calendar days of the acceptance of this Agreement; representing the parties' mutually agreed upon and documented direct and indirect expenditures on reclamation work currently being conducted and to be conducted by the Vendor on the TUP and the MLUP (collectively, the "Mt. Lucas Reclamation") since the acceptance date of this Agreement and up to including the Closing Date;

(b) pay and issue to the Vendor the following amounts on the Closing Date (as herein defined):

(i) pay to the Vendor a cash payment equal to U.S.$1,000,000 less the final and cumulative Initial Cash Payments made under subsection 3(a) above prior to the Closing Date (the "Further Cash Payment"); and which Further Cash Payment shall be used by the Vendor to ensure that all current, secured indebtedness of the Vendor has been satisfied and released, to the sole and absolute discretion of the Purchaser, as at the Closing Date; and

(ii) issue to the Vendor 200,000 fully paid and restricted common shares from the treasury of the Purchaser (each a "Share"). The restrictions applicable to the Shares are disclosed by Purchaser in Appendix "D", which is attached hereto, and which is considered an integral part of this Agreement. In this respect the parties hereto understand, acknowledge and agree that the issuance of any said Shares is subject to the prior approval of NYSE Amex Equities stock exchange (the "NYSE Amex"); and

(c) if, as and when the Texas Commission on Environmental Quality (the "TCEQ") provides either the Vendor, the Purchaser, and/or their respective successors or assigns as the case may be, with clearance certificates in respect of the Mt. Lucas Reclamation (each a "Clearance Certificate"), and there is then a positive balance between: (i) U.S.$2,200,000.00; and (ii) less the sum of the aggregate direct expenditures then made or incurred by Purchaser from and after the Closing Date for Mt. Lucas Reclamation (collectively, the "Direct Reclamation Expenditures") in order to obtain the Clearance Certificates, issue and pay to the Vendor, within 30 calendar days after the date of the last issued Clearance Certificate, an amount in cash equal to such positive balance. During the Mt. Lucas Reclamation after the Closing Date the Purchaser will provide the Vendor, within 30 calendar days after the first day of each calendar month, statements as to the amount of Direct Reclamation Expenditures expended for the prior month. The Vendor shall have reasonable access, during normal business hours, to the Purchaser's books and records to audit any and all of the Purchaser's Direct Reclamation Expenditures from the Closing Date until the last issued Clearance Certificate is received.

4. Administration of the Purchased Assets. For greater certainty in connection with the Vendor's delivery of the Purchased Assets, the parties hereto further understand, acknowledge and agree as follows:

(a) all Purchased Assets will be immediately transferrable to the sole and absolute discretion, and to the order and direction, of the Purchaser as at the Closing Date (as herein defined) upon the delivery of the Cash Payment and the Shares in accordance with subsection 3(a) above; and

(b) if for any reason the transactions contemplated by this Agreement do not complete, any Initial Cash Payments paid by the Purchaser to the Vendor prior to the Closing Date (as herein defined) will be repaid in full by the Vendor, and until such Initial Cash Payment advances are repaid in full by the Vendor, the

Purchaser will hold a first charge security interest over the assets of the Vendor set forth in Appendix "E", which is attached hereto, and which is considered an integral part of this Agreement.

5. Purchaser Due Diligence Investigations. The Purchaser and its duly authorized representatives will be entitled to make such investigations of the Purchased Assets and such other matters relating to the transaction contemplated herein as the Purchaser deems advisable. Without limiting the generality of the foregoing, the Vendor will make available or cause to be made available to the Purchaser and its duly authorized representatives all documentation in any way relating to the Purchased Assets. In particular, the Purchaser will engage in its independent assessment of the condition of, and any liabilities relating to, the STMV, the TUP, the MLUP and any equipment, licenses, permits and contracts included in the Purchased Assets, and the Vendor's representations and warranties relating to such assets and obligations, licenses and permits will be restricted in the Purchase Agreement (as herein defined) to matters relating to title only. Any obligation of the Purchaser herein or in the Purchase Agreement will be subject to the aforesaid investigation being to the satisfaction of the Purchaser, in its sole discretion.

6. Negotiation and Execution of the Purchase Agreement. While the Purchaser is conducting the due diligence investigations described in section 5 above, the Purchaser and the Vendor intend to negotiate in good faith to agree upon a form of purchase agreement (the "Purchase Agreement") setting out in detail the terms and conditions of the sale and purchase of the Purchased Assets. The Purchase Agreement will incorporate the terms and conditions set out in this Agreement together with such other terms and conditions as the parties consider necessary or desirable, including representations, warranties and covenants, indemnities from the parties relating to such representations, warrants and covenants, and conditions to closing. Unless the Purchaser is dissatisfied with the results of its due diligence investigations and notifies the Vendor accordingly, the Purchaser and Vendor intend to complete negotiations of the terms of the Purchase Agreement and to execute the Purchase Agreement within 30 calendar days of the acceptance date of this Agreement. As set forth in section 3 above, the parties hereto understand, acknowledge and agree that the issuance of any Purchase Price Consideration Shares is subject to the prior approval of NYSE Amex. As such, the Purchaser agrees to use its reasonable commercial efforts to obtain such approval within 60 calendar days of the acceptance date of this Agreement. The closing of the purchase and sale of the Purchased Assets shall take place on a date agreed to by the parties in the Purchase Agreement (the "Closing Date"), which the parties hereto agree shall be a date that is the earlier of:

(a) 60 calendar days of the acceptance date hereof; and

(b) the date on which the Purchaser closes on its contemporaneous acquisition, among other assets, of all remaining interests in STMV;

unless otherwise extended by mutual agreement of the parties hereto.

7. Employees. The Purchaser shall have the right, but no obligation, to offer employment to employees of the Vendor. In the event the Purchaser determines to offer employment to any of the Vendor's employees, the Purchaser shall determine the terms of any such offer(s) in its sole discretion.

8. Representations, Warranties and Covenants. In the Purchase Agreement each party will:

(a) subject to the provisions of Section 5 above, make such representations and warranties as are standard in an asset purchase transaction having regard to the Purchased Assets; and

(b) provide normal covenants for an asset purchase transaction and including, without limitation:

(i)

(A) deliver favorable legal opinions as to all relevant matters;

(B) deliver all required consents to the transfer of the Purchased Assets and the Purchase Price Consideration;

(C) deliver all documentation necessary to transfer title to the Purchased Assets to the Purchaser and the Shares to Vendor; and

(D) take all steps to satisfy all pre-conditions, whether statutory, contractual or otherwise, to permit the sale of the Purchased Assets contemplated herein free and clear of all liens, mortgages, charges, security interests, pledges, encumbrances, restrictions, claims and demands whatsoever and including, without limitation, taking the steps outlined in Appendix "C", which is attached hereto, and which is considered an integral part of this Agreement; and

(ii) covenants by the Purchaser to deliver the Purchase Price Consideration as set forth in sections 3 and 4 above.

In respect of the foregoing, the Vendor shall have no responsibility (other than to use its reasonable best efforts) regarding the securing of any third party consents to the transfer of its 1% interest in the STMV, the related Radioactive Mining License or any other permit, license or asset that is part of the Purchased Assets.

9. Indemnities. While the Purchase Agreement will contain usual indemnities applicable to asset purchase transactions, and except as contemplated in section 2, the Purchase Agreement will also contain further indemnities in favour of the Purchaser indemnifying it from any and all liabilities which the Vendor becomes obligated to pay arising in respect of time periods prior to or events occurring prior to the time of closing. Any pending litigation or claims, except as contemplated by section 2, against the Vendor as of the Closing Date will be, and remain, the responsibility of the Vendor.

10. Conditions of Closing. The purchase and sale of the Purchased Assets is subject to the usual conditions of closing in an asset purchase transaction, all of which will be included in the Purchase Agreement and including, without limitation, the following:

(a) all of the covenants of the parties will have been performed;

(b) all of the representations and warranties of the parties will be true and correct at the time they were given and as at the Closing Date;

(c) the Purchaser will be satisfied in its sole discretion as to the results of its due diligence investigation with respect to the Purchased Assets;

(d) the Purchaser will be satisfied that it is obtaining title to the Purchased Assets free and clear of all liens, mortgages, charges, security interests, pledges, encumbrances, restrictions, claims and demands whatsoever, except for any permitted encumbrances to be set out in the Purchase Agreement;

(e) all consents and approvals to the sale and purchase of the Purchased Assets, as reasonably determined by the parties, will have been obtained;

(f) except as disclosed by either party, no action or proceeding will be pending or threatened to enjoin, restrict or affect the purchase of the Purchased Assets;

(g) no substantial damage or material adverse change to Purchased Assets will have occurred from the date of the Purchase Agreement to the Closing Date;

(h) the Vendor will have complied with any applicable bulk legislation in respect of the sale of the Purchased Assets to the Purchaser;

(i) any and all regulatory approvals have been obtained and including, without limitation, the approval of NYSE Amex for the issuance of the Shares by the Purchaser to the Vendor;

(j) the transaction shall have been approved by the vote of two-thirds of the Vendor's shareholders;

(k) the Purchaser shall simultaneously close its acquisition of the remaining 99% interest in the STMV; and

(l) James T. Clark and Tom M. Crain, Jr. shall have executed consulting agreements or amended consulting agreements with the Purchaser and/or the STMV at closing.

11. Confidentiality. All matters pertaining to this Agreement, the Purchase Agreement and the transactions contemplated herein will be held in the strictest confidence and no public announcement with respect to this Agreement, the Purchase Agreement or the transactions contemplated herein will be made by any party hereto without consent of the other parties, except where required by law.

12. Non-Disclosure of this Agreement; Non-Solicitation of Other Proposals. The Vendor agrees that: (i) it will not disclose the existence of this Agreement or any of the terms hereof to any third party who might reasonably be expected to have interest in acquiring the Purchased Assets; and (ii) it will not solicit or encourage any proposal from any other person to purchase the Purchased Assets, in each case until the transactions contemplated by this Agreement have closed or until a date that is within 60 calendar days of the acceptance date hereof, whichever will first occur.

13. Expenses of the Vendor. All legal, tax and accounting expenses incurred in connection with the transaction of purchase and sale herein provided for or related thereto by or on behalf of the Vendor are not for the account of the Purchaser and will not constitute any assumed liabilities hereunder, and the Purchase Agreement will provide an indemnity from the Vendor from and against any claims whatsoever for such legal, tax and accounting expenses.

14. Disclosure of Information. From and after the date hereof the Vendor will disclose, and will cause the Vendor's management to disclose, to the Purchaser on a timely basis during the due diligence investigation and thereafter any and all information known to them or which hereafter becomes known to them prior to the Closing Date which might reasonably be expected to affect materially the decision of a prospective purchaser to complete the transaction herein contemplated or the value of the Purchased Assets.

15. No Brokers or Agents. Each of the Vendor, on the one hand, and the Purchaser, on the other hand, represent and warrant to the other that it has not retained any broker, agent or other intermediary in connection with the transaction herein contemplated.

16 Assignment. Save and except as otherwise provided for herein, no party may sell, assign, pledge, mortgage or otherwise encumber all or any part of its interests herein or under any formal Purchase Agreement without the prior written consent of the other party hereto; provided, however, that the Purchaser may at anytime, and at its sole and absolute discretion and without the prior approval of the Vendor, assign and transfer its interests herein and under any formal Purchase Agreement to any wholly-owned subsidiary of the Purchaser subject, at all times, to the requirement that any such subsidiary remain wholly-owned by the Purchaser failing which any such interests must be immediately transferred back to Purchaser; and, provided further, that any transfer of all or any part of the Purchaser's interests herein or under any Purchase Agreement to its wholly-owned subsidiary shall be accompanied by the written agreement of any such subsidiary to assume the obligations of the Purchaser and to be bound by the terms and conditions hereof and thereof.

17. Governing Law. This Agreement and the Purchase Agreement shall be governed by and construed in accordance with the laws of the State of Texas, U.S.A., and the federal laws of the United States applicable therein. Each party hereto irrevocably submits to the non-exclusive jurisdiction of the Courts of the State of Texas, U.S.A., with respect to any matter arising hereunder or relating hereto.

18. Legal Effect of this Agreement. This Agreement is not intended to be a binding offer or to be a complete statement of the terms and conditions of the transactions contemplated hereby, nor to create any legally enforceable obligations of the parties, except as stated above under sections 11, 12, 13, 14, 15, 16 and 17 of this Agreement, which are intended to create enforceable obligations of the parties hereto.

If the foregoing is acceptable to you, please so indicate by executing the enclosed counterpart of this Agreement, faxing a copy and returning the original signed to the undersigned.

Yours very truly,

Uranium Energy Corp.

By: /s/ Amir Adnani______________________________
Name: Amir Adnani
Title: President and CEO

The foregoing terms and conditions of this Agreement are hereby accepted and agreed to by the undersigned Vendor on this 13th day of October, 2009 (the acceptance date herein).

Everest Exploration Inc.

By: /s/ James T. Clark______________________________
Name: James T. Clark
Title: President

__________

Appendix A

Purchased Assets List
(Reference: section 1 of the Agreement)

Coupled with Appendices A-6 and A-8, the following is a complete listing of all of the Purchased Assets which will be more particularly scheduled in the formal Purchase Agreement to follow this Agreement:

1. The Vendor's 1% interest in the South Texas Mining Venture, L.L.P.

2. The production payment reserved in Special Warranty Deed with Vendors Lien, dated January 6, 2006, from Everest Exploration, Inc., to South Texas Mining Venture, L.L.P., recorded in Volume 828, Page 453, Official Records of Karnes County, Texas.

3. All the real property owned or leased by Vendor.

4. All rights of Vendor under all contracts, agreements and leases relating to the STMV, the TUP and the MLUP of whatever nature, including the following:

(a) Deed of Trust, dated January 6, 2006, from South Texas Mining Venture, L.L.P. to H. Scott Taylor, Trustee for the benefit of Everest Exploration, Inc, recorded in Volume 828, Page 469, Official Records of Karnes County, Texas;

(b) Mining and Operating Agreement, dated January 6, 2006 by and between URN South Texas Project, Ltd., South Texas Mining Venture, L.L.P., Everest Exploration, Inc., Everest Resource Company, as amended by that certain Supplement and Extension to Mining and Operating Agreement dated May 1, 2006 and that certain Second Supplement and Amendment to Mining and Operating Agreement dated September 20, 2006 and that certain Third Supplement and Amendment to Mining and Operating Agreement dated December 2, 2008;

(c) Trust Agreement, dated June 26, 2009, by and between Everest Exploration Inc. as Grantor and Wells Fargo Bank, N.A. as Trustee for the benefit of the Texas Commission on Environmental Quality; and

(d) Everest Exploration Inc. is a party to that certain Trust Agreement, dated August 31, 1993, by and between Everest Exploration Inc. as Grantor and Wells Fargo Bank, N.A. as Trustee for the benefit of the Texas Commission on Environmental Quality.

5. All licenses, permits, approvals, consents, registrations and other authorizations issued to or held by the Vendor in respect of the STMV, the TUP and/or the MLUP, including the following:

(a) Class I UIC - Waste Disposal Well WDW168;

(b) Air Permit Exemption - Permit by Rule Registration No. 83436;

(c) Landfill Registration - Solid Waste Registration No.00023903;

(d) Radioactive Materials License - R03626; and

(e) Class I UIC Waste Disposal Well (WDW425) (currently in the application stage).

6. TUP and MLUP Equipment and Rent-to-Own Leases as set forth in Appendix A-6.

7. Equipment Leases as set forth in Appendix A-8.

__________

Appendix A-1

Excluded Assets List
(Reference: section 1 of the Agreement)

The following is a reasonably complete listing of all of assets which are being excluded from the Purchased Assets which will be more particularly scheduled in the formal Purchase Agreement to follow this Agreement:

		Ownership/Title	Title Status Lease/Rental/Loaner/Owned
1	3 tables	Everest Minerals Corporation (EMC)	owned
2	Drafting table	EMC	owned

1	Radiation Safety Assoc URSA-II MCA	Everest Resource Company (ERC)	owned
2	Ludlum 44-11	ERC	owned
3	Lead Shield	ERC	owned
4	HP Printer	ERC	owned
5	Lexmark Printer	ERC	owned
6	DeWalt Handtools	ERC	owned
7	Trimble Geo XT+case+assessory	ERC	owned
8	JD Star GPS light bar	ERC	owned
9	Rigid Air compressors + Honda engine	ERC	owned
10	Utility Tool Trailer + air compressor	ERC	owned
11	hand tools	ERC	owned
12	acteylene torch	ERC	owned
13	6KW generator + trailer	ERC	owned
14	John Deere 4240 tractor	ERC	owned
15	John Deere 709 Shredder	ERC	owned
16	Kubota RTV 900 + Geoprobe	ERC	owned
17	CAT MT 535 Challenger Tractor	ERC	owned
18	CMI RS-500	ERC	owned
19	16' Big Tex Utility Trailer	ERC	owned
20	27' Longhorn Gooseneck Trailer	ERC	owned
21	4 upright fuel tanks	ERC	owned
22	transfer pump	ERC	owned
23	Storage container 10' x 20'	ERC	owned
24	Desktop Dell PC with Dual Monitors	ERC	owned
25	Dell laptop + extra 15" monitor	ERC	owned
26	Ludlum 3030	ERC	owned
27	Ludlum 2241-3 w/RS232	ERC	owned
28	Ludlum 44-10	ERC	owned
29	Ludlum 43-5	ERC	owned
30	Ludlum 2241-3 (extra) w/RS232	ERC	owned
31	Ludlum 2241-2 w/RS232	ERC	owned
32	Ludlum 44-10	ERC	owned
33	10' x 20' Building Skid Mounted	James T. Clark (JTC)	owned
34	portable bldg 5' x 8'	JTC	owned
35	John Deere 6x4 Gator	JTC	owned
36	Offset Disk	Schmidt Land Services	loaner
37	Ludlum 3030E	South Texas Mining Venture (STMV)	loaner
38	Ludlum 2241 w/beta probe	STMV	loaner
39	Ludlum Model 3 + 44-40 probe	STMV	loaner
40	Ludlum 2241 + 43-5 probe	STMV	loaner
41	Trimble Geo XH+case+assessory	STMV	loaner
42	Sample Auger kit	STMV	loaner
43	Trimble Geo XT+case+assessory	Western Data Systems	loaner

In addition to the foregoing list, any asset of the Vendor not held in respect of the STMV, the TUP and/or the MLUP, including any cash and accounts receivable not held under the Trust Agreement described in sub-paragraphs 4(c) and 4(d) of Appendix A, and any equipment owned by third parties, are excluded from the Purchased Assets.

__________

Appendix A-6

Additional Purchased Assets List
(Reference: subsection 1(b) of the Agreement)

The following is a listing of the Owned Assets and Leased and Rented Assets of the Vendor, representing a portion of the Purchased Assets, which will be more particularly scheduled in the formal Purchase Agreement to follow this Agreement:

Owned Assets of the Vendor:

		Ownership/Title	Title Status Lease/Rental/Loaner/Owned
1	Ludlum 2221	Everest Exploration Inc (EEI)	owned
2	Ludlum 44-10	EEI	owned
3	Canon camera	EEI	owned
4	Sources	EEI	owned
5	Chainsaw	EEI	owned
6	John Deere 4850 tractor	EEI	owned
7	Reynolds 14 CYD Scraper	EEI	owned
8	Orthman 7.5 CYD Scraper	EEI	owned
9	Wildcat TS616 Turner	EEI	owned
10	CASE 590 Backhoe	EEI	owned
11	Trailer mounted fuel tank	EEI	owned
12	Trash pump	EEI	owned
13	Maintenance Bldg	EEI	owned

Leased and Rented Assets of the Vendor:

1	CAT D6N Dozer	Holt Cat (Holt)	Leased/RPO
2	CAT 120 Motor grader	Holt	Rental/RPO
3	CAT 330 CL Excavator	Holt	Leased/RPO
4	CAT 330 CL Excavator	Holt	Leased/RPO

__________

Appendix A-8

Additional Purchased Assets List
(Reference: Appendix A of the Agreement)

The following is a further listing certain of the rental Purchased Assets which will be more particularly scheduled in the formal Purchase Agreement to follow this Agreement:

Equipment:

1. Airgas Southwest, Inc., Corpus Christi, Texas.

2. Mike's Septic Service & Portable Restroom Rental, George West, Texas.

__________

Appendix B

Liabilities of the Vendor
(Reference: section 2 of the Agreement)

The following is a complete listing of all of the liabilities to be assumed by the Purchaser which will be more particularly scheduled in the formal Purchase Agreement to follow this Agreement:

  Vendor's liabilities and obligations as of the Closing Date and accruing thereafter under the South Texas Mining Venture L.L.P., Joint Venture Agreement, as amended, including but not limited to Vendor's Closing Date obligations and liabilities as a partner in STMV and any obligation of Vendor to make additional capital contributions to STMV.

  Vendor's liabilities and obligations on the Closing Date and accruing thereafter under the provisions of that certain Mining and Operating Agreement, dated January 6, 2006, among URN South Texas Project Ltd. STMV, the Vendor and Everest Resource Company, as amended.

  Vendor's reclamation obligations in respect of MLUP, as of Closing Date and accruing thereafter.

  Vendor's reclamation obligations in respect of TUP, as of Closing Date and accruing thereafter.

  Vendor's liabilities and obligations as of the Closing Date and accruing thereafter in respect of Radioactive Materials License R03626 or in respect of any other licenses or permits transferred as a part of the Purchased Assets.

  Vendor's liabilities and obligations under the Equipment Leases, accruing from and after the Closing Date.

__________

Appendix C

Additional Covenants of the Vendor
(Reference: subsection 8(b)(i)(D) of the Agreement)

The following is a listing of certain normal covenants for an asset purchase transaction to be provided for by the Vendor in this Agreement which will be more particularly scheduled in the formal Purchase Agreement to follow this Agreement:

1. The Vendor will assign to the Purchaser the existing production payment and provide releases, in recordable form, releasing all liens and security interests that may secure the production payment and including, without limitation, the Vendor's liens retained in the two Special Warranty Deeds, dated January 6, 2006, from the Vendor to the STMV, and the Deed of Trust lien, dated January 6, 2006.

2. The Vendor will obtain a full release of the liens and security interests reserved by Everest Resource Company ("ERC") securing the STMV's obligations under that Letter of Intent, dated October 7, 2005, by and among EEI, ERC and Standard Uranium Inc., as amended, including, without limitation: (a) the vendor's lien and security interest reserved in the Assignment, dated April 1, 2006, from ERC to STMV and recorded in Volume 425, Page 802 of the Official Records of Duval County, Texas; and (b) the vendor's lien and security interest reserved in the Assignment, dated January 6, 2006, from ERC, et al, to STMV and recorded in Volume 411, Page 438 of the Official Records of Duval County, Texas.

3. The Vendor will obtain full releases of all lien and security interests that the Vendor, ERC or Messrs. Clark, Crain or Thomas have on any of the Purchased Assets.

4. The Vendor acknowledges and agrees that various Uranium Mining Leases: (a) have been assigned to the STMV by ERC; (b) have been assigned to the STMV by ERC, the Vendor and/or KDH Operations, Ltd.; and (c) name the STMV as the Lessee (herein, collectively, called the "STMV Leases"). In the event the Purchaser determines that there are any potential defects in any such Assignments of the SI'MV Leases to the STMV, then the Vendor covenants and agrees that it will obtain and provide to STMV all such new Assignments by ERC, the Vendor and /or KDH Operations, Ltd. as may be requested by the Purchaser assigning the STMV Leases to the STMV. In the event that the Purchaser determines that there are any potential defects in any of the Consents to assign the STMV Leases, or if additional Consents are needed, then the Vendor covenants and agrees that it will obtain und provide to the STMV all such new Consents as may be requested by the Purchaser. The Vendor's obligations under this paragraph shall survive the closing of this transaction.

__________

Appendix D

Share Restrictions
(Reference: subsection 3(b)(ii) of the Agreement)

The following is a brief summary of the U.S. resale restrictions respecting all Shares issued under this Agreement which will be more particularly scheduled in the formal Purchase Agreement to follow this Agreement:

The Shares will be restricted from resale in the United States for a period of six months from the date of issuance on the Closing Date and then may be sold in accordance with the provisions of Rule 144 promulgated under the United States Securities Act of 1933, as amended (the "Act"). In that regard all Share certificates issued by the Purchaser to the Vendor will be stamped with the following legends restricting transfer in the following manner:

"These securities have not been registered under the United States Securities Act of 1933, as amended, or the laws of any state, and are being issued pursuant to an exemption from registration pertaining to such securities and pursuant to a representation by the security holder named hereon that said securities have been acquired for purposes of investment and not for purposes of distribution. These securities may not be offered, sold, transferred, pledged or hypothecated in the absence of registration, or the availability of an exemption from such registration. The stock transfer agent has been ordered to effectuate transfers only in accordance with the above instructions."

"Unless permitted under applicable securities legislation, the holder of the securities represented hereby shall not trade the securities in Canada before the earlier of (i) the date that is four months and a day after the date the company first became a reporting issuer in any of Alberta, British Columbia, Manitoba, Nova Scotia, Ontario, Quebec and Saskatchewan, if the company is a sedar filer, and (ii) the date that is four months and a day after the later of (a) the distribution date, and (b) the date the company became a reporting issuer in the local jurisdiction of the subscriber of the securities that are the subject of the trade."

In this regard the Purchaser will assist the Vendor in effecting any resales of the Shares under the Act in accordance with Rule 144.

__________

Appendix E

Purchased Assets Subject to security for the Initial Cash Payments
(Reference: subsection 4(b) of the Agreement)

The following is a listing of certain of the Purchased Assets which will be security for all Initial Cash Payments prior to the Closing Date in the formal Purchase Agreement to follow this Agreement:

1. The items listed in Appendix A-6 as Owned Assets of the Vendor.

2. The Vendor's 1% interest in the STMV.

__________